ECLIPSE ENTERTAINMENT GROUP, INC.
                                 BALANCE SHEETS
                               SEPTEMBER 30, 1999
                                   (Unaudited)


                                     ASSETS




Cash                                                                $        --
Film costs                                                            1,074,635
Fixed assets, net                                                           740
Other assets                                                                685
                                                                    -----------
     Total assets                                                   $ 1,076,060
                                                                    ===========


                      LIABILITIES AND STOCKHOLDERS' EQUITY


Liabilities
   Accounts payable and accrued liabilities                         $   78,910
   Due to related parties                                              562,635
                                                                    ----------
     Total liabilities                                                 641,545

Stockholders' equity
   Preferred stock - $.001 par value, 10,000,000
      shares authorized, no shares issued                                   --
   Common stock - $.001 par value, 50,000,000
      shares authorized, 9,710,620 and 3,465,000
      shares issued and outstanding, respectively                        9,711
   Additional paid in capital                                          880,151
   Accumulated deficit                                                (455,347)
     Total stockholders' equity                                    -----------
                                                                       434,515
                                                                   -----------
Total liabilities and stockholders' equity                         $ 1,076,060
                                                                   ===========






                 See Accompanying Notes to Financial Statements

                        ECLIPSE ENTERTAINMENT GROUP, INC.
                            STATEMENTS OF OPERATIONS
                                   (Unaudited)




                                               For the Three        For the Six
                                               Months Ended        Months Ended
                                               September 30,       September 30,
                                                   1999                1999
                                              ----------------    --------------


Revenues                                          $        --       $        --

General and administrative expenses                    13,859           116,499
                                                       ------           -------

Loss from operations                                 (13,859)          (116,499)

Provision for income taxes
                                                          --                 --

Net loss                                          $  (13,859)        $ (116,499)
                                                  ==========         ==========

Basic and diluted loss per
   common share                                   $    (0.00)        $    (0.00)
                                                  ==========         ==========
Weighted average number of common
   shares used in per share calculation
                                                   9,710,620          9,710,620
                                                  ==========         ==========






                 See Accompanying Notes to Financial Statements

                        ECLIPSE ENTERTAINMENT GROUP, INC.
                        STATEMENT OF STOCKHOLDERS' EQUITY
                                   (Unaudited)


                                               Common Stock
                                         ------------------------      Additional                       Total
                                           Number                       Paid-in      Accumulated    Stockholders'
                                         Of Shares       Amount         Capital        Deficit         Equity
                                         ---------      ---------      ---------      ----------      ---------
Balance at December 31, 1998            3,465,000       $  3,465       $ 729,470      $(338,848)      $ 394,087

Issuance of common stock, $0.02
   weighted average price per share     6,205,620          6,206         109,219             --         115,425

Issuance of common stock for
   past services, $1.04                    40,000             40          41,462             --          41,502

Net loss for the period                        --             --              --       (116,499)       (116,499)
                                      -----------       --------       ---------      ---------       ---------

Balance at September 30, 1999           9,710,620       $  9,711        $880,151      $(455,347)      $ 434,515
                                      ===========       ========        ========      =========       =========


                 See Accompanying Notes to Financial Statements

                         ECLIPSE ENTERTAINMENT GROUP, INC.
                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)


                                                                         For the Three        For the Nine
                                                                         Months Ended         Months Ended
                                                                         September 30,       September 30,
                                                                             1999                 1999
                                                                        ----------------    -----------------
Cash flows from operating activities:
   Net loss                                                               $  (13,859)         $  (116,499)
   Adjustments to reconcile net loss to
     net cash used by operating activities:
       Depreciation                                                               105                  314
       Services paid with common stock                                             --               41,502
   Changes in operating assets and liabilities:
       Increase in film costs                                                  (1,150)             (98,160)
       Increase in accounts payable
          and accrued liabilities                                               9,554                6,433
       Increase in due to related parties
                                                                           ----------          -----------
                                                                                5,350               50,985
                                                                           ----------          -----------

          Net cash used by operating activities
                                                                                   --             (115,425)
                                                                           ----------          -----------

Cash flows from financing activities:
   Proceeds from issuance of common stock                                          --              115,425
                                                                           ----------          -----------

          Net cash provided by financing activities                                --              115,425
                                                                           ----------          -----------

Net increase (decrease) in cash                                                    --                   --

Beginning balance                                                                  --                   --
                                                                           ----------          -----------

Ending balance                                                             $       --          $        --
                                                                           ==========          ===========


                 See Accompanying Notes to Financial Statements

                        ECLIPSE ENTERTAINMENT GROUP, INC.
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1999
                                   (Unaudited)




1.   Organization and summary of significant accounting policies

     Organization - Eclipse Entertainment Group, Inc. (hereinafter referred to as the "Company") was incorporated in the state of Nevada in January 1997 to engage in the business of developing, producing and marketing films, television shows, interactive media and game products and videos for worldwide distribution.

     Use of estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Film costs and amortization - Film costs represent costs incurred in the acquisition of distribution rights to motion pictures which include advances, minimum guarantees paid to producers, recoupable distribution and production costs, legal expenses, interest and overhead costs. These costs have been capitalized in accordance with Statement of Financial Accounting Standards No. 53 (SFAS 53). Film costs are amortized using the individual film forecast method whereby expense is recognized in proportion to current year revenues based upon management's estimate of future revenues. Film costs are valued at the lower of unamortized cost or estimated net realizable value. Revenue and cost forecasts for films are regularly reviewed by management and revised when warranted by changing conditions. When estimates of total revenues and costs indicate that a film will result in an overall loss, additional amortization will be provided to fully recognize such loss.

     Fixed assets - Fixed assets are stated at cost less accumulated depreciation. Depreciation is provided principally on the straight-line method over the estimated useful lives of the assets, which are generally 5 to 7 years. The cost of repairs and maintenance is charged to expense as incurred. Expenditures for property betterments and renewals are capitalized. Upon sale or other disposition of a depreciable asset, cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in other income (expense).

     The Company periodically evaluates whether events and circumstances have occurred that may warrant revision of the estimated useful lives of fixed assets or whether the remaining balance of fixed assets should be evaluated for possible impairment. The Company uses an estimate of the related undiscounted cash flows over the remaining life of the fixed assets in measuring their recoverability.

     Comprehensive income - The Company has no components of other comprehensive income. Accordingly, net income equals comprehensive income for all periods.

     Advertising costs - Advertising costs incurred in the normal course of operations are expensed accordingly.

     Income taxes - The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, which requires recognition of deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     Year 2000 issue - The Company has assessed the exposure to date sensitive computer software programs that may not be operative subsequent to 1999 and has implemented a requisite course of action to minimize Year 2000 risk and ensure that neither significant costs nor disruptions of normal business operations are encountered. However, because there is no guarantee that all systems of outside vendors or other entities affecting the Company's operations will be 2000 compliant, the Company remains susceptible to consequences of the Year 2000 issue.

2.   Film costs

     As of September 30, 1999, amortization expenses have not been recorded since revenues have been not recognized for these periods. Management believes that these capitalized film costs will provide future revenue benefits. Accordingly, these costs will be amortized in the related periods when such revenues are generated in accordance with SFAS 53 as discussed in
     Note 1.

3.   Fixed assets

     Fixed assets consist primarily of office equipment with a historical cost of $2,196 and accumulated depreciation of $1,456 at September 30, 1999.

4.   Related party transactions

     Due to related parties consists of the following:
                                                               September 30,
                                                                   1999
                                                               -------------
     Promissory note payable to an entity controlled by
        an officer and shareholder of the Company,
        unsecured, bearing no interest, and due on demand       $  447,635

     Promissory note payable to a shareholder, unsecured,
        bearing interest at 8%, and due on demand                  115,000
                                                                ----------

     Total due to related parties                               $  562,635
                                                                ==========

5.   Common stock

     In April 1999, the Company's Board of Directors adopted a resolution whereby it approved a 1-for-4 reverse stock split of the issued and outstanding shares of common stock. Accordingly, the accompanying financial statements have been retroactively restated to reflect the 1-for-4 reverse stock split as if such reverse stock split occurred as of the Company's date of inception.

6.   Income taxes

     The Company did not record any current or deferred income tax provision or benefit for any of the periods presented due to continuing net losses and nominal differences.

7.   Fair value of financial instruments

     The carrying amounts of cash, accounts payable, and accrued liabilities, approximate fair value because of the short-term maturity of these instruments.

8.   Subsequent event

     In October 27, 1999, the company issued 2,305,520 shares of common stock in satisfaction of a $447,635 promissory note due to an entity controlled by an officer and shareholder of the Company as discussed in Note 4.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





Board of Directors
Eclipse Entertainment Group, Inc.
Bellevue, Washington


We have audited the accompanying balance sheets of Eclipse Entertainment Group, Inc. as of June 30, 1999, and December 31, 1998, and the related statements of operations, stockholder's equity and cash flows for the six months ended June 30, 1999, for the year ended December 31, 1998 and for the period from January 27, 1997 (Date of Inception) through December 31, 1997, respectively. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Eclipse Entertainment Group, Inc. as of June 30, 1999 and December 31, 1998, and the results of its activities and cash flows for the six months ended June 30, 1999, for the year ended December 31, 1998 and for the period from January 27, 1997 (Date of Inception) through December 31, 1997 in conformity with generally accepted accounting principles.



/s/  L.L. BRADFORD & COMPANY

October 29, 1999
Las Vegas, Nevada

                        ECLIPSE ENTERTAINMENT GROUP, INC.
                                 BALANCE SHEETS





                                     ASSETS


                                                              June 30,      December 31,
                                                                1999            1998
                                                             -----------    -----------

Cash .....................................................   $       608    $        --
Film costs ...............................................     1,073,485        976,475
Fixed assets, net ........................................           845          1,054
Other assets .............................................           685            685
                                                             -----------    -----------

     Total assets ........................................   $ 1,075,623    $   978,214
                                                             ===========    ===========


                      LIABILITIES AND STOCKHOLDERS' EQUITY


Liabilities
   Accounts payable and accrued liabilities ..............   $    69,964    $    72,477
   Due to related parties.................................       557,285        511,650
                                                             -----------    -----------

     Total liabilities ...................................       627,249        584,127

Stockholders' equity
   Preferred stock - $.001 par value, 10,000,000
      Shares authorized, no shares issued ................          --             --
   Common stock - $.001 par value, 50,000,000
      Shares authorized, 9,710,620 and 3,465,000
      Shares issued and outstanding, respectively ........         9,711          3,465
   Additional paid in capital ............................       880,151        729,470
   Accumulated deficit ...................................      (441,488)      (338,848)
                                                             -----------    -----------
     Total stockholders' equity...........................       448,374        394,087
                                                             -----------    -----------
Total liabilities and stockholders' equity ...............   $ 1,075,623    $   978,214
                                                             ===========    ===========








                 See Accompanying Notes to Financial Statements

                        ECLIPSE ENTERTAINMENT GROUP, INC.
                            STATEMENTS OF OPERATIONS




                                                                                           For the Period
                                                                                            from January
                                                                                           27, 1997 (Date
                                                   For the Six         For the Year        of Inception)
                                                  Months Ended             Ended              Through
                                                    June 30,           December 31,         December 31,
                                                      1999                 1998                 1997
                                                 ----------------     ----------------    -----------------


Revenues ..............................          $        --           $        --           $        --

General and administrative expenses....              102,640               268,786                70,062
                                                 -----------           -----------           -----------

Loss from operations ..................             (102,640)             (268,786)              (70,062)

Provision for income taxes.............                   --                    --                    --
                                                 -----------           -----------           -----------

Net loss ..............................          $  (102,640)          $  (268,786)          $   (70,062)
                                                 ===========           ===========           ===========

Basic and diluted loss per
   common share .......................          $     (0.01)          $     (0.08)          $     (0.02)
                                                 ===========           ===========           ===========
Weighted average number of common
   shares used in per share calculation            9,710,620             3,465,000             3,250,000
                                                 ===========           ===========           ===========









                 See Accompanying Notes to Financial Statements


                        ECLIPSE ENTERTAINMENT GROUP, INC.
                        STATEMENT OF STOCKHOLDERS' EQUITY




                                                 Common Stock          Additional                       Total
                                           Number                       Paid-in      Accumulated    Stockholders'
                                         Of Shares       Amount         Capital        Deficit         Equity
                                         ---------      ---------      ---------      ----------      ---------
Balance at January 27, 1997 (Date
   of inception) ..................           --        $    --        $    --        $    --         $    --

Issuance of common stock, $0.04 ...      2,000,000          2,000         78,000           --            80,000

Issuance of common stock for
   past services, $1.00 ...........         16,000             16         15,984           --            16,000

Issuance of common stock, $.025
   weighted average price per share      1,234,000          1,234        310,079           --           311,313

Net loss ..........................           --             --             --          (70,062)        (70,062)
                                         ---------      ---------      ---------       ---------       ---------

Balance at December 31, 1997 ......      3,250,000          3,250        404,063        (70,062)        337,251

Issuance of common stock, $1.51
   weighted average price per share        215,000            215        325,407           --           325,622

Net loss ..........................           --             --             --         (268,786)       (268,786)
                                         ---------      ---------      ---------      ---------       ---------

Balance at December 31, 1998 ......      3,465,000          3,465        729,470       (338,848)        394,087

Issuance of common stock, $0.02
   weighted average price per share      6,205,620          6,206        109,219             --         115,425

Issuance of common stock for
   past services, $1.04 ...........         40,000             40         41,462             --          41,502

Net loss for the period ...........             --             --             --       (102,640)       (102,640)
                                         ---------      ---------      ---------      ---------       ---------

Balance at June 30, 1999 ..........      9,710,620      $   9,711      $ 880,151      $(441,488)     $  448,374
                                         =========      =========      =========      =========      ==========


                 See Accompanying Notes to Financial Statements


                        ECLIPSE ENTERTAINMENT GROUP, INC.
                            STATEMENTS OF CASH FLOWS




                                                                                        For the Period
                                                                                         From January
                                                                                        27, 1997 (Date
                                                     For the Six        For the Year     of Inception)
                                                     Months Ended           Ended           Through
                                                       June 30,         December 31,      December 31,
                                                         1999               1998              1997
                                                    ---------------    -------------    --------------
Cash flows from operating activities:
   Net loss ...................................        $(102,640)        $(268,786)        $ (70,062)
   Adjustments to reconcile net loss to
     net cash used by operating activities:
       Depreciation ...........................              209               703               439
       Services paid with common stock ........           41,502                --            16,000
   Changes in operating assets and liabilities:
       Increase on other assets ...............               --                --              (685)
       Increase in film costs .................          (97,010)         (561,625)         (414,850)
       Increase (decrease) in accounts payable
          and accrued liabilities .............           (2,513)           56,527            15,950
       Increase in due to related parties......           45,635           447,500            64,150
                                                       ---------         ---------         ---------

          Net cash used by operating activities         (114,817)         (325,681)         (389,058)
                                                       ---------         ---------         ---------

Cash flows from investing activities:
   Purchase of fixed assets....................               --                --            (2,196)
                                                       ---------         ---------         ---------

         Net cash used by investing activities                --                --            (2,196)
                                                       ---------         ---------         ---------

Cash flows from financing activities:
   Proceeds from issuance of common stock......          115,425           325,622           391,313
                                                       ---------         ---------         ---------

         Net cash provided by financing activities       115,425           325,622           391,313
                                                       ---------         ---------         ---------

Net increase (decrease) in cash ...............              608               (59)               59

Beginning balance..............................               --                59                --
                                                       ---------         ---------         ---------

Ending balance ................................        $     608         $      --         $      59
                                                       =========         =========         =========



                 See Accompanying Notes to Financial Statements

                       ECLIPSE ENTERTAINMENT GROUP, INC.
                         NOTES TO FINANCIAL STATEMENTS
                   JUNE 30, 1999, DECEMBER 31, 1998 AND 1997


1.   Organization and summary of significant accounting policies

     Organization - Eclipse Entertainment Group, Inc. (hereinafter referred to as the "Company") was incorporated in the state of Nevada in January 1997 to engage in the business of developing, producing and marketing films, television shows, interactive media and game products and videos for worldwide distribution.

     Use of estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Film costs and amortization - Film costs represent costs incurred in the acquisition of distribution rights to motion pictures which include advances, minimum guarantees paid to producers, recoupable distribution and production costs, legal expenses, interest and overhead costs. These costs have been capitalized in accordance with Statement of Financial Accounting Standards No. 53 (SFAS 53). Film costs are amortized using the individual film forecast method whereby expense is recognized in proportion to current year revenues based upon management's estimate of future revenues. Film costs are valued at the lower of unamortized cost or estimated net realizable value. Revenue and cost forecasts for films are regularly reviewed by management and revised when warranted by changing conditions. When estimates of total revenues and costs indicate that a film will result in an overall loss, additional amortization will be provided to fully recognize such loss.

     Fixed assets - Fixed assets are stated at cost less accumulated depreciation. Depreciation is provided principally on the straight-line method over the estimated useful lives of the assets, which are generally 5 to 7 years. The cost of repairs and maintenance is charged to expense as incurred. Expenditures for property betterments and renewals are capitalized. Upon sale or other disposition of a depreciable asset, cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in other income (expense).

     The Company periodically evaluates whether events and circumstances have occurred that may warrant revision of the estimated useful lives of fixed assets or whether the remaining balance of fixed assets should be evaluated for possible impairment. The Company uses an estimate of the related undiscounted cash flows over the remaining life of the fixed assets in measuring their recoverability.

     Comprehensive income - The Company has no components of other comprehensive income. Accordingly, net income equals comprehensive income for all periods.

     Advertising costs - Advertising costs incurred in the normal course of operations are expensed accordingly.

     Income taxes - The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, which requires recognition of deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     Year 2000 issue - The Company has assessed the exposure to date sensitive computer software programs that may not be operative subsequent to 1999 and has implemented a requisite course of action to minimize Year 2000 risk and ensure that neither significant costs nor disruptions of normal business operations are encountered. However, because there is no guarantee that all systems of outside vendors or other entities affecting the Company's operations will be 2000 compliant, the Company remains susceptible to consequences of the Year 2000 issue.

2.   Film costs

     As of June 30, 1999 and December 31, 1998, amortization expenses have not been recorded since revenues have been not recognized for these periods. Management believes that these capitalized film costs will provide future revenue benefits. Accordingly, these costs will be amortized in the related periods when such revenues are generated in accordance with SFAS 53 as discussed in Note 1.

3.   Fixed assets

     Fixed assets consist primarily of office equipment with a historical cost of $2,196 and accumulated depreciation of $1,351 and $1,142 at June 30, 1999, and December 31, 1998, respectively.

4.   Related party transactions

     Due to related parties consists of the following:

                                                                      June 30,             December 31,
                                                                        1999                   1998
                                                                 -----------------      ------------------
     Promissory note payable to an entity controlled by
        an officer and shareholder of the Company,
        unsecured, bearing no interest, and due on demand        $         442,285      $          396,650

     Promissory note payable to a shareholder, unsecured,
        bearing interest at 8%, and due on demand                          115,000                 115,000
                                                                 -----------------      ------------------

     Total due to related parties                                $         557,285      $          511,650
                                                                 =================      ==================

5.   Common stock

     In April 1999, the Company's Board of Directors adopted a resolution whereby it approved a 1-for-4 reverse stock split of the issued and outstanding shares of common stock. Accordingly, the accompanying financial statements have been retroactively restated to reflect the 1-for-4 reverse stock split as if such reverse stock split occurred as of the Company's date of inception.

6.   Income taxes

     The Company did not record any current or deferred income tax provision or benefit for any of the periods presented due to continuing net losses and nominal differences.


      See Accompanying Report of Independent Certified Public Accountants

7.   Fair value of financial instruments

     The carrying amounts of cash, accounts payable, and accrued liabilities, approximate fair value because of the short-term maturity of these instruments.

8.   Subsequent event

     In October 27, 1999, the company issued 2,305,520 shares of common stock in satisfaction of a $442,285 promissory note due to an entity controlled by an officer and shareholder of the Company as discussed in Note 4.